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                                                          EXHIBIT 99.B9-2
                                                          Fee Letter Regarding
                                                          Transfer Agency
                                                          Services Fees




                                                                      June, 1997


THE HAVEN CAPITAL MANAGEMENT TRUST

      Re:  Transfer Agency Services Fees

Dear Sir/Madam:

     This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Agreement between The Haven Capital Management Trust ("you" or the "Fund") and PFPC dated June 17, 1994. Pursuant to Paragraph 11 of that Agreement, and in consideration of the services to be provided to you, you will pay PFPC certain fees, and reimburse PPC for certain out-of-pocket expenses, as follows:

1)   Account Fee:

     Annual, Semi-Annual Dividend:    $10.00 per account per annum
     Quarterly Dividend:              $12.00 per account per annum
     Monthly Dividend:                $15.00 per account per annum
     Daily Accrual Dividend:          $18.00 per account per annum

     Inactive Account:                $.03 per account per annum

     Contingent deferred sales charge funds add 12% to annual per account fee.

     Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

2)   Transaction Charges:

     Master/Omnibus Account:         $1.00 per purchase/redemption
     Wire order desk:                $4.00 per broker call to place transactions
     New Account Opening:            $.40  per account (electronic interface)




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                                     $4.00 per account beginning in June 1997
                                     (paper)
                                     $4.50 per account beginning in June 1998
                                     (paper)
                                     $5.00 per account beginning in June 1999
                                     (paper)
     Checkwriting:                   $1.85 per account per year
                                     $.50  per check (returned)
                                     $.10  per check (not returned)
     12b-1 Calculation:              $.25  per account per calculation


3)   Fundserv/Networking:

     PNC System Access Charges(1):

     NSCC FundSERV
          Membership Fee:            $1,000.00       one time setup charge per
                                                     fund family
          Transaction Fees:          $.25            per transaction per month

     NSCC Networking
          Membership Fee:            $   500.00      one time setup charge per
                                                     fund family
          Sub-Account Fee:           No charge
          Position File Fee:         No charge

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1.   Plus: out-of-pocket expenses for settlements; wire charges; NSCC pickup charges; hardware, CRT's modems; line (if required); etc.


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     Commission Settlement

          Membership Fee:            $   500.00      one time setup charge per
                                                     fund family
          Processing Fee:            No charge

     Mutual Fund Profile (Phase I)

          Base Fee:                  $   125.00      one time setup charge per
                                                     fund family

          Ongoing Fee:               $    10.00      per month per fund/class
                                     $   100.00      maximum per fund family
                                                     per month

Note: NSCC will deduct its monthly fee on the 15th of each month from PNC's cash settlement that day. PNC will include these charges on its next bill as out-of-pocket expenses.

4)   Additional Out-of-Pocket Expenses

     a.   Toll-free lines (if required)
     b.   Forms, envelopes, checks, checkbooks
     c.   Postage (bulk, pre-sort, first-class current prevailing rates)
     d.   Federal Express, delivery, courier services, mailgrams
     e. Hardware/phone lines for data transmissions and remote terminal(s) (if required)
     f.   Data transmissions:   $10.00 per transmission, per end point
                                       beginning June 1997
                                $15.00 per  transmission, per end point
                                       beginning June 1998
                                $20.00 per transmission, per end point
                                       beginning June 1999
     g.   Microfiche/microfilm
     h.   Wire fee for receipt:        $10.00 per domestic wire
                                       $15.00 per internat'l wire
          Wire fee for disbursement:   $15.00 per domestic  wire
                                       $15.00 per internat'l wire
     i.   ACH Transaction Charge:      $.08 per item



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     j.   Mailing fee:  Approximately $.08 per item for standard inserts; $.015 each additional insert
     k.   Cost of proxy solicitation, mailing and tabulation:
                                    $350.00 base fee
                                    $ .03 per proxy issued (5,000 accounts and up)
                                    $ .45 per proxy issues (less than 5,000
                                    accounts)
                                    $100.00 plus travel expenses for judge of elections
                                    Postage and Federal Express charges as
                                    incurred
     l. Certificate issuance fee: $2.00 per certificate; any additional reports/services to be negotiated
     m.   Audio Response System (if applicable)
     n.   Record retention storage
     o.   "B"/"C" notice mailing and IRS levies:  $3.00 per item
     p.   Locating lost shareholders in anticipation of escheating:
          $7.50 per name
     q.   Individual state fax filings
     r.   Development/programming costs:  negotiated time and material
     s. Consolidated statements: $200.00 setup plus $.20 per page, per production
     t.   Sales tracking system interfaces:  negotiated  time and expenses
     u.   Fulfillment
     v.   Creation of user tapes:  $100 per occurrence
     w.   Labels:  $.06 each; $100 minimum
     x.   Reruns for bad price, dividend factors, etc.:  time and material cost
     y.   Ad hoc  reports:  Standard  $.01 per record  processed  plus
          $100.00 set up fee;  same day turnaround additional $100.00 set up fee
     z. Retroactive record dates: $100.00 plus $.025 per account aa. Class "B" to "A" aging exchanges: $100.00 per run; plus $.40 per account
     bb.  PC fax:  $5.00 per fax
     cc. Conversion expenses (to be determined) dd. Disaster recovery (as incurred) ee. Travel expenses as required ff. Training expenses as required ($75.00 per hour) gg. Other services (must be defined and then quoted)
                401K  Administrator  Interfaces:  $20.00  per
                   transmission, plus a processing fee
                SEPS/SARSEPS:  $35.00 per  activity,  plus $.50 per
                   electronic item or $2.50 per paper item processed
                Payroll  Contribution Plans: $35.00 per activity,  plus $.50 per electronic item or $2.50 per paper item processed



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* Any fee or  out-of-pocket  expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

5)   Additional Expenses (Which May be Paid by Shareholders):

     a.   IRA/Keough Processing:         $10.00 per account per annum
                                           5.50 new account set-up fee
                                           2.50 per distribution
                                          25.00 per transfer in or out

     b.   Exchange Fee:                  $ 5.00

     c.   Stop payments:                 $12.50 each
          Non-Sufficient Funds:          $15.00 each
          Check Copies:                  $ 2.50 each

     d.   Account Transcripts:           $35.00 each
          (within 3 most recent years)

          (if older than 3 years)        $50.00 each

     e.   Returned purchase checks:      $20.00 each

     f.   Lost certificate bonding:      $35.00 service charge and replacement
                                         value charged by the insurance company
                                         at the prevailing rate

     g.   Federal Express charges:       $15.00
          (if requested by shareholder)

     h.   Wire fee for disbursement:     $15.00 domestic
          (if requested by shareholder)  $15.00 international

6)   Monthly Minimum Fee:

     $3,000 with respect to each of the first two Portfolios or classes of shares, excluding transaction charges and out-of-pocket expenses; and $2,500 for each Portfolio or class of shares created thereafter, excluding transaction charges and out-of-pocket expenses.



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     If PPC is removed from the Transfer Agency Agreement referenced above, the
Fund shall pay any costs associated with deconversion.



     The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

     If the foregoing accurately sets forth out agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                                   Very truly yours,

                                                   PPFC INC.

                                                   By:
                                                     ---------------------------
                                                      Title:


ACCEPTED:  THE HAVEN CAPITAL MANAGEMENT TRUST

By:
   ------------------------------
   Title:


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